SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2003

Computer Horizons Corp.

(Exact name of registrant as specified in its charter)

New York	0-7282	13-2638902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

49 Old Bloomfield Avenue Mountain Lakes, New Jersey	07046-1495
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report)

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

On July 23, 2003, Computer Horizons Corp. (the “Registrant” or “Company”) filed a current report on Form 8-K with respect to the acquisition of RGII Technologies, Inc. (“RGII”).  This current report on Form 8-K/A provides the financial statements and pro forma financial information required by Rule 3-05(a) and (b) and Rule 11-01 of Regulation S-X.

(a)          Financial Statements of Business Acquired.

Audited financial statements of RGII as of December 31, 2002 and the year then ended, and the unaudited financial statements of RGII as of June 30, 2003 and 2002 and the six months then ended.

FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

McGladrey & Pullen

Certified Public Accountants

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

RGII Technologies, Inc.

Annapolis, Maryland

We have audited the accompanying balance sheet of RGII Technologies, Inc., as of December 31, 2002, and the related statements of income and retained earnings, and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RGII Technologies, Inc., as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 16 to the financial statements, the sole stockholder of RGII Technologies, Inc. signed a letter of intent subsequent to December 31, 2002 to sell 100% of her common stock.

/s/	McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

Bethesda, Maryland

June 20, 2003, except for the last sentence

of Note 16 as to which the date is July 8, 2003.

McGladrey & Pullen, LLP is an independent member firm of
RSM International, an affiliation of independent accounting
and consulting firms.

RGII TECHNOLOGIES, INC.

BALANCE SHEET

December 31, 2002

ASSETS
Current Assets
Cash	$681,882
Contract receivables	11,944,177
Prepaid expenses and other current assets	17,484
12,643,543

Property and Equipment, net accumulated depreciation of $861,161 and $610,432, respectively	1,197,645
Deposits	62,145
Cash Surrender Value of Life Insurance	333,431
$14,236,764

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Line of credit	$3,622,117
Accrued expenses	2,382,945
Accounts payable	1,686,095
Note payable, current portion	289,542
Billings in excess of revenue	131,877
Current maturities of obligations under capital leases	91,027
Deferred taxes	30,329
Income taxes payable	2,634
Total current liabilities	8,236,566

Long-Term Liabilities
Note payable, less current portion	471,073
Deferred compensation obligation	333,431
Obligations under capital leases, less current portion	106,760
Deferred rent	60,082
971,346
Commitments and Contingencies

Stockholder’s Equity
Common stock; $1 par value; 1,000 shares authorized; 510 shares issued and outstanding	510
Paid-in capital	23,646
Retained earnings	5,077,111
5,101,267
Less notes receivable - stockholder	(72,415)
Total stockholders’ equity	5,028,852
$14,236,764

See Notes to Financial Statements.

RGII TECHNOLOGIES, INC.

STATEMENT OF INCOME

Year Ended December 31, 2002

Contract revenue	$33,172,800
Direct expenses	18,484,354
Gross profit	14,688,446

Indirect expenses	12,115,361
Operating income	2,573,085

Financial income (expense):
Interest expense	(115,161)
Interest income	15,636
(99,525)

Income before provision for income taxes	2,473,560

Provision for income taxes	6,852

Net income	$2,466,708

See Notes to Financial Statements.

RGII TECHNOLOGIES, INC.

STATEMENT OF RETAINED EARNINGS

Year Ended December 31, 2002

Balance, beginning	$2,966,593
Net income	2,466,708
Distributions	(356,190)
Balance, ending	$5,077,111

See Notes to Financial Statements.

RGII TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2002

Cash Flows from Operating Activities
Net income	$2,466,708
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	294,873
Deferred income taxes	4,218
Deferred rent	28,128
Benefits incurred in the form of a note payable	898,498
Other	4,321
Changes in assets and liabilities:
(Increase) decrease in:
Contract receivables	(3,036,096)
Prepaid expenses and other current assets	(3,212)
Deposits	(11,740)
Increase (decrease) in:
Accrued expenses	54,962
Accounts payable	66,316
Billings in excess of revenue	(20,639)
Income taxes payable	2,634
Net cash provided by operating activities	748,971

Cash Flows from Investing Activities
Purchase of property and equipment	(491,837)
Net cash (used in) investing activities	(491,837)

Cash Flows from Financing Activities
Net borrowings on line of credit	881,270
Principal payments on capital lease obligations	(115,623)
Principal payments on note payable	(137,883)
Distributions	(319,983)
Net cash provided by financing activities	307,781

Net increase in cash	564,915

Cash:
Beginning	116,967
Ending	$681,882

Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$115,161

Supplemental Schedule of Noncash Investing and Financing Activities:
Equipment acquired under capital lease obligations	$95,851

Change in cash surrender value of life insurance	$99,697

Distribution in lieu of payment of note receivable - stockholder	$36,207

Benefits incurred in the form of a note payable (Note 12)	$898,498

See Notes to Financial Statements.

RGII TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1.   Nature of Business and Significant Accounting Policies

Nature of business:  RGII Technologies, Inc. (the Company), is a professional services firm specializing in networking, information technology, engineering and technical services, and program management support services.  The Company is certified by the Small Business Administration under Section 8(a) of the Small Business Act and is therefore eligible to enter into contracts with agencies of the federal government on a limited competition or non-competitive basis.  The Company provides its professional services to customers throughout the continental United States.

A summary of the significant accounting policies of the Company follows:

Revenue and cost recognition:  Revenue from time and material contracts is recognized on the basis of delivered man-hours plus other reimbursable direct costs incurred during the period.  Revenue from “firm-fixed-price” contracts is recognized on the percentage of completion method.  Under this method, individual contract revenue earned is increased by the percentage relationship that total contract costs incurred bear to management’s estimate of total contract costs.  Revenue from “cost-plus fixed-fee” contracts is recognized on the basis of reimbursable contract costs incurred during the period, increased by applicable fringe benefit and overhead and general and administrative costs plus a percentage of the “fixed-fee”.  The Company provides currently for all known or anticipated losses on contracts.

Contract receivables: Contract receivables are generated from prime and subcontracting arrangements with U.S. governmental agencies and various commercial entities.  Billed amounts represent invoices that have been prepared and sent to the customer.  Unbilled amounts represent differences between revenue calculated utilizing provisional billing rates and actual indirect rates, withheld fee or retainage, as well as contract costs incurred, which have yet to be billed.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.  Receivables are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded when received.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days.  The Company does not charge interest on accounts receivables, however, U.S. governmental agencies may pay interest on invoices outstanding more than 30 days.  The Company records interest income from U.S. governmental agencies in the period in which it is received.

In accordance with industry practices, accounts receivables relating to long-term contracts are classified as current, even though an undeterminable portion of these amounts may not be realized within one year.

Property, equipment and depreciation:  Property and equipment are recorded at cost.  Depreciation and amortization of operating assets are being calculated over the estimated useful lives of the assets using the straight-line method.  Leasehold improvements are amortized over the lesser of their useful lives or the terms of the related lease, using the straight-line method.

Income taxes:  The Company has elected to be treated as an S-Corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders separately account for their pro-rata share of the Company’s income, deductions, losses and credits.  As a result of this election, no Federal income taxes except those relating to income tax attributes carrying over from its prior status as a C-Corporation have been recognized in the accompanying financial statements.  Consequently, the Company is not liable for Federal or state income taxes except to the extent the Company operates in jurisdictions that do not recognize S-Corporation status.

Deferred income taxes are provided on a liability method, whereby, deferred tax assets are recognized for deductible temporary differences and operating losses, tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Research and development expenses:  Research and development costs are charged to expense when incurred.  Research and development costs were $31,384 for the year ended December 31, 2002.

Estimates:  The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Financial credit risk:  The Company maintains its cash in bank deposit accounts, which at times, may exceed Federally insured limits.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant credit risk on cash.

Note 2.   Contract Receivables

Contract receivables as of December 31, 2002, consists of the following:

Amounts billed	$10,199,544
Rate variance	69,407
Unbilled direct costs and related indirect costs	1,675,226
$11,944,177

Unbilled rate variance of $69,407 at December 31, 2002, consists of variances between provisional billing rates for indirect costs and actual indirect costs.  Unbilled direct costs and related indirect costs totaling $1,675,226, are billable direct costs with the applicable provisional indirect rates applied to those costs which were not billed as of December 31, 2002.  Management believes all components of accounts receivable will ultimately be collected, accordingly, no provision for bad debts has been established.

Note 3.   Notes Receivable - Stockholder

During the year ended December 31, 1999, the Company advanced the stockholder funds totaling $181,036.  The terms of that note require payments in five equal annual installments of $36,207 principal and accrued interest at the applicable Federal rate of 4.65% at December 31, 2002.  In accordance with the terms of the note, the stockholder has repaid through distributions $36,207 plus interest in each of the two years since the advance.  The balance outstanding on notes receivable - stockholder was $72,415 at December 31, 2002.  Interest income from the stockholder for the year ended December 31, 2002 was $5,051.  The note receivable balance was reclassified from “Assets” to  “ Contra-Equity” in 2002 as a result of the contemplated sale of the Company described in Note 16.  The stockholder intends to satisfy the note along with any accrued interest, through stockholder distributions.

Note 4.   Property and Equipment

Depreciation and amortization charged to operations for the year ended December 31, 2002, and cost of property and equipment and accumulated depreciation and amortization at December 31, 2002 is as follows:

Asset Category	Useful Lives	Cost	Depreciation/ Amortization Expense	Accumulated Depreciation Amortization
Furniture and fixtures	7 years	$79,495	$8,319	$46,227
Machinery and equipment	5 years	855,437	130,063	426,603
Software	5 years	302,555	54,922	94,242
Assets under capital leases	3 - 7 years	595,929	76,018	248,323
Leasehold improvements	1 - 6 years	225,390	25,551	45,766
		$2,058,806	$294,873	$861,161

Note 5.   Line of Credit

The Company maintains a $5,500,000 line of credit through a national bank, which provides for borrowings based on accounts receivable.  The agreement is collateralized by all assets of the Company.  Under the agreement, the Company is advanced 90% of eligible prime U.S. Government receivables and 80% of eligible commercial and subcontract receivables not to exceed $5,500,000.  The agreement provides for interest on borrowings at the LIBOR rate plus 2.5%, which equated to 3.88% at December 31, 2002.  The Company is subject to certain financial covenants.  Outstanding borrowings on the line of credit totaled $3,622,117 at December 31, 2002.  The line expires on August 31, 2003.

Note 6.   Obligations Under Capital Leases

The Company leases certain office furniture and equipment under capital lease agreements expiring at various dates through 2007.  The cost of the furniture, equipment, and vehicle of $595,929 is being amortized over the lesser of, the term of the lease or its estimated useful life.  The following is a schedule of the future minimum lease payments under capital lease obligations together with the present value of the minimum lease payments as of December 31, 2002:

Years ending December 31,
2003	$107,555
2004	59,661
2005	54,452
2006	26,854
2007	4,300
Total minimum lease payments	252,822
Less amount representing interest and executory costs	(55,035)
197,787
Less current portion	(91,027)
$106,760

Note 7.   Accrued Expenses

Accrued expenses as of December 31, 2002 consist of the following:

Accrued salaries	$973,950
Accrued vacation	534,229
Accrued bonuses	388,951
Other accruals	485,815
$2,382,945

Note 8.   Benefit Plan

The Company maintains a 401(k) savings plan covering all employees at least 21 years of age on their first day of service.  Participants may elect to defer up to 15% of their compensation.  Currently, the plan includes a provision for mandatory employer matching contributions of 100% of employee contributions up to a maximum of 4% of a participant’s salary.  The Company made contributions to the plan of $496,035 in 2002.

Note 9.   Income Taxes

For states not recognizing S-Corporation status, the Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires a liability for measuring deferred tax assets and liabilities based on temporary differences existing at the balance sheet date, using enacted tax rates in effect when those differences are expected to reverse.

The provision for income taxes charged to operations for the year ended December 31, 2002, consists of the following:

Deferred tax expense:
State	$4,218

Current tax expense:
State	2,634
$6,852

Net deferred tax assets and liabilities as of December 31, 2002, consists of the following components:

Deferred tax liabilities:
Accounts receivable	$(44,359)
Unbilled receivables	(7,019)
Depreciation	(245)
(51,623)

Deferred tax assets:
Accounts payable	7,333
Accrued salaries and bonuses	5,928
Accrued leave	2,323
Other accrued expenses	5,710
21,294
$(30,329)

The deferred tax amounts have been classified on the accompanying balance sheet as of December 31, 2002, as current liabilities.

Note 10.    Leasing Arrangements

The Company leases office space and equipment under operating lease arrangements expiring at various dates through 2007.  Minimum future rental payments under noncancelable operating leases as of December 31, 2002, are as follows:

Years ending December 31,
2003	$719,535
2004	385,599
2005	345,253
2006	345,253
2007	335,968
$2,131,608

Rental expense for the year ended December 31, 2002, was approximately $689,000.

Note 11.    Deferred Compensation Obligations

The Company has established a non-qualified deferred compensation plan providing supplemental retirement and death benefits to key employees and officers of the Company.  The deferred compensation plan is funded monthly.  The total deferred compensation obligation amounted to $333,431, which is equal to the cash surrender value of the life insurance policies as of December 31, 2002.

Note 12.    Note Payable

During the year-ended December 31, 2002, a key executive passed away.  The Company had entered into an employment agreement with this executive, requiring payments to be made to him or his estate upon the completion of certain events including the circumstance of his death during employment.  The amount of the liability resulting from the key executive’s death is $898,498, which was expensed during the year ended December 31, 2002, and is being paid to the beneficiaries in equal quarterly payments of $83,063 including interest at 6.5% over a three-year period.

The following is a schedule of the future principal payments relating to the death benefit liability as of December 31, 2002.

Years Ending December 31,
2003	$289,542
2004	308,933
2005	162,140
$760,615

In addition, during the year ended December 31, 2002, the Company paid the key executive’s beneficiaries a sum of $127,500 pursuant to the terms of a deferred compensation agreement.  The key executive’s beneficiaries are also entitled to a bonus payment of $50,004 to be paid in 2003, which is included in accrued expenses on the accompanying balance sheet.

Note 13.    Major Customer

Substantially all of the Company’s revenue, and accounts receivable as of and for the year ended December 31, 2002, were derived through contracts with the U.S. Government.

Note 14.    Distributions

Distributions paid to the sole stockholder subsequent to December 31, 2002, and through June 20, 2003 amounted to $602,538.

Note 15.    Contingencies

The Company has cost reimbursable type contracts with the U.S. Government.  Consequently, the Company is reimbursed based upon direct expenses attributable to the contract plus a percentage based upon indirect expenses.  The indirect rates are estimated.  Accordingly, if the actual rates as determined by the Defense Contract Audit Agency (DCAA) are below the estimated rates, a refund for the difference will be due to the U.S. Government.  Management does not anticipate a significant refund.  DCAA has completed their incurred cost audits for all fiscal years through December 31, 1996.

The Company is involved in various routine legal proceedings incident to the ordinary course of its business.  Management believes the outcome of all pending legal proceedings in the aggregate will not have a materially adverse effect on the financial condition or results of operations of the Company.

Note 16.    Subsequent Events

Subsequent to December 31, 2002 the sole stockholder of the Company signed a letter of intent to sell 100% of her outstanding common stock.

On July 8, 2003, Computer Horizons Corp. acquired 100% of the outstanding common stock.

RGII TECHNOLOGIES, INC.

BALANCE SHEET

June 30, 2003

(Unaudited)

ASSETS
Current Assets
Cash	$346,632
Contract receivables	10,958,245
Note receivable stockholder	1,500,000
Prepaid expenses and other current assets	79,017
12,883,894

Property and Equipment, net accumulated depreciation of $1,041,791	1,254,881
Deposits	73,045
Cash Surrender Value of Life Insurance	371,433
$14,583,253

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Line of credit	$2,234,665
Accrued expenses	2,445,821
Accounts payable	1,483,231
Note payable officer	1,500,000
Note payable	664,500
Current maturities of obligations under capital leases	75,529
Deferred taxes	20,040
Income taxes payable	190,282
Total current liabilities	8,614,068

Long-Term Liabilities
Deferred compensation obligation	371,433
Obligations under capital leases, less current portion	155,609
Deferred rent	66,444
593,486

Stockholder’s Equity
Common stock; $1 par value; 1,000 shares authorized; 510 shares issued and outstanding	510
Paid-in capital	1,523,646
Retained earnings	3,851,543
Total stockholder’s equity	5,375,699
$14,583,253

RGII TECHNOLOGIES, INC.

STATEMENT OF INCOME

Six Months Ended June 30, 2003 and 2002

(Unaudited)

	2003	2002
Contract revenue	$18,864,673	$15,289,321
Direct expenses	10,656,211	8,421,928
Gross profit	8,208,462	6,867,393

Indirect expenses	6,584,872	5,824,977
Operating income	1,623,590	1,042,416

Other income (expense):
Acqusition related officer bonus	(1,500,000)	—
Other acquisition related costs	(279,147)	—
Interest expense	(156,981)	(42,566)
Interest income	6,781	5,419
	(1,929,347)	(37,147)

Income before provision for income taxes	(305,757)	1,005,269

Provision for income taxes	177,359	5,168

Net (loss) income	$(483,116)	$1,000,101

RGII TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDER’S EQUITY

Six Months Ended June 30, 2003 and 2002

(Unaudited)

	Common Stock	Paid-In Capital	Retained Earnings	Total
Balance, December 31, 2001	$510	$23,646	$2,966,593	$2,990,749

Net income	—	—	1,000,101	1,000,101

Distributions	—	—	(132,880)	(132,880)

Balance, June 30, 2002	510	23,646	3,833,814	3,857,970

Balance, December 31, 2002	510	23,646	5,077,111	5,101,267

Net loss	—	—	(483,116)	(483,116)

Contributed capital	—	1,500,000	—	1,500,000

Distributions	—	—	(742,452)	(742,452)

Balance, June 30, 2003	$510	$1,523,646	$3,851,543	$5,375,699

RGII TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

Six Months Ended June 30, 2003 and 2002

(Unaudited)

	2003	2002
Cash Flows from Operating Activities
Net (loss) income	$(483,116)	$1,000,101
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	208,140	127,853
Deferred income taxes	(10,289)	(3,044)
Deferred rent	6,362	1,750
Acquisition related costs	1,546,310	—
Loss on disposal of assets	1,450	—
Benefits incurred in the form of a note payable	—	898,498
Changes in assets and liabilities:
(Increase) decrease in:
Contract receivables	854,055	397,731
Prepaid expenses and other current assets	(61,532)	(43,490)
Deposits	(10,900)	(11,632)
Increase (decrease) in:
Accrued expenses	62,876	(694,696)
Accounts payable	(202,864)	(525,077)
Income taxes payable	187,648	12,532
Net cash provided by operating activities	2,098,140	1,160,526

Cash Flows from Investing Activities
Purchase of property and equipment	(181,557)	(143,283)
Net cash (used in) investing activities	(181,557)	(143,283)

Cash Flows from Financing Activities
Net repayments on line of credit	(1,387,452)	(854,378)
Principal payments on notes payable	(142,425)	—
Principal payments on capital lease obligations	(51,919)	(60,288)
Distributions	(670,037)	(132,880)
Net cash (used in) financing activities	(2,251,833)	(1,047,546)

Net increase (decrease) in cash	(335,250)	(30,303)

Cash:
Beginning	681,882	116,967
Ending	$346,632	$86,664

Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$103,779	$42,566

Supplemental Schedule of Noncash Investing and Financing Activities:
Equipment acquired under capital lease obligations	$130,194	$23,401

Change in cash surrender value of life insurance	$38,002	$49,252

Distribution in lieu of payment of note receivable - stockholder	$72,415	$—

Additional paid in capital recorded in the form of a note receivable	$1,500,000	$—

Acquistion related costs incurred in the form of a note payable	$1,546,310	$—

Benefits incurred in the form of a note payable	$—	$898,498

RGII TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS (Unaudited)

Note 1.   Nature of Business and Significant Accounting Policies

Nature of business:  RGII Technologies, Inc. (the Company), is a professional services firm specializing in networking, information technology, engineering and technical services, and program management support services.  The Company was certified by the Small Business Administration under Section 8(a) of the Small Business Act and was therefore eligible to enter into contracts with agencies of the federal government on a limited competition or noncompetitive basis.  As of January 21, 2003, the Company graduated from Section 8(a) status.  The Company provides its professional services to customers throughout the continental United States.

Basis of presentation:  The unaudited financial statements of the Company are prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X.  These financial statements should be read in conjunction with the Company’s 2002 audited financial statements.  In the opinion of management, all normal recurring adjustments which management of the Company considers necessary for a fair presentation of the financial position and results of operations for the periods are reflected in the financial statements.  Operating results for the six months ended June 30, 2003, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2003.

Note 2.   Contract Receivables

Contract receivables as of June 30, 2003, consists of the following:

Amounts billed	$10,530,126
Rate variance	30,980
Unbilled direct costs and related indirect costs	397,139
$10,958,245

Unbilled rate variance of $30,980 at June 30, 2003, consists of variances between provisional billing rates for indirect costs and actual indirect costs.  Unbilled direct costs and related indirect costs totaling $397,139, are billable direct costs with the applicable provisional indirect rates applied to those costs which were not billed as of June 30, 2003.  Management believes all components of accounts receivable will ultimately be collected, accordingly, no provision for bad debts has been established.

Note 3.   Income Taxes

On July 8, 2003, a third party acquired all of the outstanding stock of the Company.  For income tax purposes, the parties intend to make an election under section 338(h)(10) of the Internal Revenue Code to treat the transaction as a sale of assets.  The estimated corporate income taxes arising from the transaction are $180,000.  This amount is included in income taxes payable and income tax expense on the accompanying 2003 financial statements.

Note 4.   Subsequent Events

On July 8, 2003 the sole stockholder of the Company sold 100% of her outstanding common stock to Computer Horizons Corp.

On July 8, 2003 the note receivable stockholder was paid in full.

(b)         Pro Forma Financial Information.

Pro forma unaudited consolidated condensed balance sheet of the Company as of June 30, 2003 and pro forma unaudited consolidated condensed statements of operations for the six months ended June 30, 2003 and for the year ended December 31, 2002, giving effect to the Company’s acquisition on July 8, 2003 of RGII.

PRO FORMA FINANCIAL INFORMATION

Computer Horizons Corp.

Pro Forma Unaudited Consolidated Condensed Financial Statements

The following pro forma unaudited consolidated condensed balance sheet has been prepared by taking the June 30, 2003 balance sheet of Computer Horizons Corp. (the “Company”) and the June 30, 2003 balance sheet of RGII Technologies, Inc. (“RGII”) and giving effect to the acquisition of RGII by the Company as if it had occurred on June 30, 2003.  The pro forma consolidated condensed balance sheet has been prepared for informational purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place on June 30, 2003.

The following pro forma unaudited consolidated condensed statements of operations for the years ended December 31, 2002 and June 30, 2003 give effect to the Company’s acquisition of RGII as if it had occurred as of the beginning of the respective periods.  The revenues and results of operations included in the following pro forma unaudited consolidated condensed statement of operations is not considered necessarily indicative of the results of operations for the periods specified had the transaction actually been completed at the beginning of the periods.

These financial statements should be read in conjunction with the notes to the pro forma unaudited consolidated condensed financial statements, which follow, the financial statements of the Company and related notes thereto (as previously filed), and the financial statements of RGII and related notes thereto, included herewith.

Computer Horizons Corp

Unaudited Consolidated Condensed Balance Sheet

June 30, 2003

(Amounts in Thousands)

	Computer Horizons Corp Historical June 30, 2003	RGII Historical June 30, 2003	Pro Forma Adjustments Increase / (Decrease)		Pro Forma
ASSETS:
Current Assets:
Cash and cash equivalents	$71,057	$347	$(22,182	)(a)	$46,322
			(1,971	)(c)
			(264	)(c)
			(665	)(d)
Accounts receivable, less allowance for doubtful accounts	48,976	10,958			59,934
Note Receivable stockholder	—	1,500	(1,500	)(b)	—
Deferred income taxes	5,867	—			5,867
Other current assets	5,588	79			5,667
Total current assets	131,488	12,884	(26,582)		117,790
Property and equipment, net	9,421	1,255			10,676
Other assets – net:
Goodwill	19,590	—	13,880	(e)	33,470
Intangibles	—	—	2,926	(g)	2,926
Deferred income taxes	10,969	—			10,969
Other assets	10,509	444			10,953
Total Assets	$181,977	$14,583	$(9,776)		$186,784
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,722	$1,483			$9,205
Accrued payroll	4,748	—			4,748
Income taxes payable	706	210			916
Tax benefit reserve	19,600	—			19,600
Restructuring reserve	3,877	—			3,877
Line of credit	—	2,235	(2,235	)(c)	—
Note Payable officer	—	1,500	(1,500	)(a)	—
Note Payable, including current obligations under Capital leases	—	740	(665	)(d)	75
Other accrued expenses	3,621	2,446			6,067
Total Current Liabilities	40,274	8,614	(4,400)		44,488
Other long-term liabilities	5,993	593			6,586
Shareholders’ Equity:
Common stock	3,315	1	(1	)(f)	3,315
Additional paid in capital	133,354	1,523	(1,500	)(f)	133,354
			(23	)(f)
Accumulated comprehensive loss	(3,452)	—			(3,452)
Retained earnings	17,446	3,852	(3,852	)(f)	17,446
	150,663	5,376	(5,376)		150,663
Less treasury shares	(14,953)	—			(14,953)
Total shareholders’ equity	135,710	5,376	(5,376)		135,710
Total Liabilities and Shareholders’ Equity	$181,977	$14,583	$(9,776)		$186,784

Computer Horizons Corp

Unaudited Consolidated Condensed Statement of Operations

(Amounts in Thousands, except share data)

	Computer Horizons Corp Historical Six Months Ended June 30, 2003	RGII Historical Six Months Ended June 30, 2003	Pro Forma Adjustments Increase / (Decrease)		Pro Forma
Revenues:
IT Services	$71,503	$—			$71,503
Solutions Group	38,292	18,865			57,157
Chimes	9,291	—			9,291
Total	119,086	18,865			137,951
Direct Costs	84,284	10,656			94,940
Gross Profit	34,802	8,209			43,011
Selling, General & Admin.	35,779	6,585			42,364
Bad Debt Expense	3,863	—			3,863
Amortization of Intangibles	—	—	1,021	(b)	1,021
Restructuring Charges	2,198	—			2,198
Special Charges	7,978	—			7,978
Income/(Loss) from Operations	(15,016)	1,624	(1,021)		(14,413)
Gain/(Loss) on Sale of Assets	(273)	—			(273)
Acquisition related officer bonus	—	(1,500)	1,500	(a)	—
Other acquisition related costs	—	(279)	279	(a)	—
Net Interest Income/(Expense)	258	(151)	(55	)(c)	52
Loss Before Income Taxes	(15,031)	(306)	703		(14,634)
Income Taxes (Benefit)	(4,259)	177	(66	)(d)	(4,148)

Loss Before Minority Interest	(10,772)	(483)	769		(10,486)
Minority Interest	(37)	—			(37)
Net Loss	$(10,809)	$(483)	$769		$(10,523)
Loss per share – (Basic and Diluted):
Net Loss	$(0.36)				$(0.35)
Weighted Average Number of Shares Outstanding – Basic and Diluted	30,331,000				30,331,000

Computer Horizons Corp

Unaudited Consolidated Condensed Statement of Operations

(Amounts in Thousands, except share data)

	Computer Horizons Corp Historical Year Ended December 31, 2002	RGII Historical Year Ended December 31, 2002	Pro Forma Adjustments Increase / (Decrease)		Pro Forma
Revenues:
IT Services	$201,295	$—			$201,295
Solutions Group	79,283	33,173			112,456
Chimes	16,537	—			16,537
Total	297,115	33,173			330,288
Direct Costs	216,181	18,485			234,666
Gross Profit	80,934	14,688			95,622
Selling, General & Admin.	86,347	12,115	(44	)(e)	98,418
Bad Debt Expense	4,996	—			4,996
Amortization of Intangibles	—	—	1,341	(b)	1,341
Restructuring Charges	2,515	—			2,515
Income/(Loss) from Operations	(12,924)	2,573	(1,297)		(11,648)
Gain on Sale of Assets	5,890	—			5,890
Net loss on investments	(61)	—			(61)
Net Interest Income/(Expense)	754	(100)	(108	)(c)	546
Income/(Loss) Before Income Taxes	(6,341)	2,473	(1,405)		(5,273)
Income Taxes (Benefit)	1,869	6	314	(d)	2,189

Income/(Loss) Before Cumulative Effect of Change in Accounting Principle	(8,210)	2,467	(1,719)		(7,462)
Minority Interest	35	—			35
Cumulative Effect of Change in Accounting Principle	(29,861)	—			(29,861)
Net Income/(Loss)	$(38,036)	$2,467	$(1,719)		$(37,288)
Loss per share – (Basic and Diluted):

Before Cumulative Effect of Change in Accounting Principle	$(0.26)				$(0.23)
Cumulative Effect of Change in Accounting Principle	$(0.96)				$(0.96)
Net Loss	$(1.22)				$(1.19)
Weighted Average Number of Shares Outstanding – Basic and Diluted	31,243,000				31,243,000

Computer Horizons Corp.

Notes to the Pro Forma Unaudited Consolidated Condensed Financial Statements

The accompanying pro forma unaudited consolidated condensed balance sheet and statement of operations present the financial position and results of operations of Computer Horizons Corp. (the “Company”) giving effect to the acquisition on July 8, 2003 of RGII Technologies, Inc. (“RGII”).

On July 8, 2003, the Company acquired all of the assets and liabilities of RGII for cash consideration of $20,547,000 and up to $10,000,000 in contingent payments if certain performance targets are met between 2003 and 2006.  The $10,000,000 contingent payment is represented by an adjustable promissory note, payable by the Company to the seller, in accordance with performance targets stated in the Stock Purchase Agreement dated July 8, 2003.  Payment of this promissory note is collateralized by a grant to the seller of a first priority security interest in the assets of RGII.  The source of cash consideration was general corporate funds.

The pro forma unaudited consolidated condensed financial statements reflect the $20,547,000 in cash paid at the closing.  The $10,000,000 contingent purchase price has not been given effect in the pro forma unaudited consolidated condensed financial statements and will be recorded when the contingency is resolved.

Had the contingent amounts been recorded, the cash payment would have increased by $10,000,000 with a corresponding increase in goodwill of $10,000,000.  In addition, pro forma loss before income taxes (benefit) and pro forma net loss after pro forma income taxes (benefit) would have increased by approximately $128,000 and $92,000 respectively, for the six months ended June 30, 2003 and $255,000 and $179,000 respectively, for the year ended December 31, 2002.  In addition, pro forma basic and diluted loss per share for the six months ended June 30, 2003 would have increased by less than $0.01 and would have increased by $0.01 for the year ended December 31, 2002, respectively.

The accompanying pro forma financial statements do not reflect a reduction in revenue that could have resulted from contracts that RGII would no longer be eligible for under Section 8(a) of the Small Business Act where it was eligible to enter into contracts with agencies of the federal government on a limited competition or non competitive basis.  It is not practicable to estimate what reduction in revenue, if any, would have occurred.

For the year ended December 31, 2002, Selling, General & Administrative expenses for RGII include a death benefit expense to a former key executive of $898,498.

The adjustments below were prepared based on estimates or approximations.  It is possible that the actual amounts recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying pro forma unaudited consolidated condensed financial statements.  It is therefore possible that the entries below will not be the amounts actually recorded at the closing date.

Balance Sheet at June 30, 2003

(a)          To record the acquisition of RGII for a purchase price of $20,547,000 plus acquisition expenses of $1,635,000

Purchase price, paid in cash *	$20,547,000
Acquisition costs, paid in cash	1,635,000

Total Purchase Price	$22,182,000

Financed by
Cash	$22,182,000

*  Includes $1,500,000 note payment.

(b)         To eliminate note receivable stockholder

(c)          To pay-off line of credit

(d)         To pay-off note payable

(e)          To allocate excess purchase price to goodwill

(f)            To eliminate shareholders’ equity of RGII

(g)         To record intangible assets based on preliminary independent valuation of assets and liabilities acquired

Statement of Operations for the period ended June 30, 2003 and December 31, 2002

(a)          To eliminate acquisition related costs

(b)         To amortize intangible assets based on their useful life ranging from six months to seven years.

(c)          To reduce interest income for cash consideration paid, less interest expense reduction pertaining to RGII debt.

(d)         To record income taxes for RGII as if it was a C-Corporation and record income tax effect of pro forma adjustments.

(e)          To eliminate bonus paid to sole stockholder of RGII

(c)          Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: September 19, 2003

COMPUTER HORIZONS CORP.

	By:	/s/ William J. Murphy
William J. Murphy
Chief Executive Officer and President